SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------



                                   DEFINITIVE
                                 PROXY STATEMENT

                            PURSUANT TO SECTION 14 OF

                       The Securities Exchange Act of 1934

                          COLORADO GOLD & SILVER, INC.

             (Exact name of registrant as specified in its charter)


                         Commission File Number: 0-10065

                                 CIK: 0000354699



                  Colorado                                     84-0820529
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization                             Identification No.)



c/o 10200 W. 44th Ave., #400, Wheat Ridge, CO                   80033
(Address of principal executive offices)                        (Zip Code)



               Registrant's telephone number, including area code:
                                 (303) 422-7674

                          COLORADO GOLD & SILVER, INC.
                             10200 W. 44th Ave. #400
                              Wheat Ridge, CO 80033

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD August 3, 1999

         Notice is hereby given that the Annual Meeting of Shareholders of Colorado Gold & Silver, Inc., (hereinafter referred to as "the Company") will be held at the Sheraton Denver West, 360 Union Blvd., Lakewood, Colorado, at 10:00 a.m., local time, for the following purposes:

         1. To authorize the reverse split (pro-rata reduction of outstanding shares)of the issued and outstanding common shares of the Company, at the ratio of one new share of common stock for 100 each shares of common stock now issued and outstanding and to amend the Articles of Incorporation to reflect the reverse split. No shareholder will be reduced below ten shares of common stock.

         2.       To   authorize   the   Directors  to  amend  the  Articles  of
                  Incorporation to change the name of the Company to a name to be determined in the discretion of the Board of Directors.

         3. To authorize the Directors to amend the Articles of Incorporation to amend the stated purpose of the corporation to: The corporation shall be authorized to engage in any lawful business in the State of Colorado and in the United States of America.

         4. To authorize the Directors to amend the Articles of Incorporation regarding number of directors to: The number of directors of the corporation shall be not less than three nor more than nine, and the number shall be determined by the Board of Directors from time to time by amendment to the Bylaws of the corporation.

         5. To elect four directors of the Company to hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors.

         6. To transact such other business as may come before the meeting.

         The Board of Directors has fixed the closing of business on July 20, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting or any adjournment thereof. The stock transfer books will not be closed.

         All stockholders, whether or not they expect to attend the Meeting in person, are requested to complete, date, sign, and return the enclosed form of proxy in the accompanying postage-paid envelope. The proxy may be revoked by the person executing the proxy by filing with the Secretary of the Company an instrument of revocation or duly executed proxy bearing a later date, or by electing to vote in person at the Meeting.

Dated:  July 20, 1998


                                         /s/ M. Coke Reeves
                                         ---------------------------------
                                         Colorado Gold & Silver, Inc.
                                         M. Coke Reeves, President

                                 PROXY STATEMENT

                          COLORADO GOLD & SILVER, INC.
                             10200 W. 44th Ave. #400
                              Wheat Ridge, CO 80033

                                ANNUAL MEETING OF
                             SHAREHOLDERS TO BE HELD
                                 August 3, 1999

     This Proxy Statement is being furnished to the shareholders of Colorado Gold & Silver, Inc., a Colorado corporation, in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders to be held at 10:00 a.m., MDT, August 3, 1999 at the Sheraton Denver West Hotel, 360 Union Blvd., Lakewood, Colorado. The Informational Statement is first being sent or given to shareholders on or about July 23, 1999.

         PROXIES ARE BEING SOLICITED BY THE BOARD OF DIRECTORS.

         The purposes of the meeting are:


         1.       To  authorize   the  reverse  split   (pro-rata  reduction  of
                  outstanding shares) of the issued and outstanding common shares of the Company, at the ratio of one new share of common stock for 100 each shares of common stock now issued and outstanding and to amend the Articles of Incorporation to reflect the reverse split. No shareholder will be reduced below ten shares of common stock.

         2.       To   authorize   the   Directors  to  amend  the  Articles  of
                  Incorporation to change the name of the Company to a name to be determined in the discretion of the Board of Directors.

         3. To authorize the Directors to amend the Articles of Incorporation to amend the stated purpose of the corporation to: The corporation shall be authorized to engage in any lawful business in the State of Colorado and in the United States of America.

         4. To authorize the Directors to amend the Articles of Incorporation regarding number of directors to: The number of directors of the corporation shall be not less than three nor more than nine, and the number shall be determined by the Board of Directors from time to time by amendment to the Bylaws of the corporation.

         5. To elect four directors of the Company to hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors.

         6. To transact such other business as may come before the meeting.


                               EXPENSE OF MAILING

         The expense of preparing and mailing of this Proxy Statement to shareholders of the Company is being paid for by the Company. The Company is also requesting brokers, custodians, nominees and fiduciaries to forward this Proxy Statement to the beneficial owners of the shares of common stock of the Company held of record by such persons. The Company will not reimburse such persons for the cost of forwarding.

                                     PROXIES

         In voting their Common Stock, stockholders may vote in favor of or against the proposal to approve the proposals on the agenda or may abstain from voting. Stockholders should specify their choice on the accompanying proxy card. All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Meeting in accordance with the directions given. If no specific instruction are given with regard to the matter to be voted upon, then the shares represented by a signed proxy card will be voted "FOR" the approval of the Amendment and in the discretion of such proxies to any other procedural matters which may properly come before the Meeting or any adjournments thereof. All proxies delivered pursuant to this solicitation are revocable at any time before they are voted at the option of the persons executing them by (i) giving written notice to the Secretary of the Company,
(ii) by delivering a later dated proxy card, or (iii) by voting in person at the Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to M.R. Reeves, Secretary, Colorado Gold & Silver, Inc., 10200 W. 44th Avenue, Suite 400, Wheat Ridge, CO 80033.

         HOLDERS OF COMMON STOCK ARE REQUIRED TO  COMPLETE,  DATE,  AND SIGN THE
ACCOMPANYING   PROXY  CARD  AND  RETURN  IT  PROMPTLY  TO  THE  COMPANY  IN  THE
ACCOMPANYING POSTAGE-PAID ENVELOPE.

         The person named as proxy is Reginald T. Green, a director of the Company.

         In addition to the solicitation of proxies by mail, the Company, through its directors, officers, and employees, may solicit proxies from stockholders personally or by telephone or other forms of communication. The Company will not reimburse anyone for reasonable out-of-pocket costs and expenses incurred in the solicitation of proxies. The Company also will request brokerage houses, nominees, fiduciaries, and other custodians to forward soliciting materials to beneficial owners, and the Company will reimburse such persons for their reasonable expenses incurred in doing so. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

                 INTEREST OF PERSONS IN MATTERS TO BE ACTED UPON

         None. No director or shareholder owning 10% or more of the outstanding shares has indicated her or his intent to oppose any action to be taken at the meeting. No officer or director or shareholder has any interest in any matter to be voted upon.

                   VOTING SECURITIES AND BENEFICIAL OWNERSHIP

         As of the call date of the meeting, July 20, 1999, the total number of common shares outstanding and entitled to vote was 100,000,000.

         The holders of such shares are entitled to one vote for each share held on the record date. There is no cumulative voting on any matter on the agenda of this meeting. No additional shares will be issued subsequent to call date and prior to meeting.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

         The following table sets forth information as of July 20,1999, with respect to the shares of common stock of the Company owned by (i) owners of more than 5% of the outstanding shares of common stock, (ii) each director of the Company, and (iii) all directors and officers of the Company as a group. Unless otherwise indicated, all shares are held by the person named and are subject to sole voting and investment are by such person.

                                                                   Common
                                                                   Stock
Title        Name and                    Amount and                Percent
  of         Address of                  Nature of                 of
Class        Beneficial Owner            Beneficial Interest       Class
-------      -------------------         -------------------       --------

Common       M. Coke Reeves              14,790,800 (1)             14.8%
             President/Director

Common       M.R. Reeves                 5,000,000 (1)               5%
             Secretary/Director

Common       Reginald T. Green           4,900,000                   4.9%
             Director

Common       Robert E. Clautice          4,900,000                   4.9%
             (Director appointee)

             All Officers and            29,590,800                 29.6%
             Directors as a group


(1) M. Coke Reeves and M. Rose Reeves are husband and wife.

                                   RECORD DATE

Stock transfer records will remain open. Five days prior to mailing of the Proxy Statement shall be the record date for determining shareholders entitled determining shareholders entitled to vote and receive notice of the meeting.


                          VOTING REQUIRED FOR APPROVAL

         I. A majority of the shares of common stock outstanding at the record date must be represented at the Annual Meeting in person or by proxy in order for a quorum to be present, but if a quorum should not be present, the meeting may be adjourned without further notice to shareholders, until a quorum is assembled. Each shareholder will be entitled to cast one vote at the Annual Meeting for each share of common stock registered in such shareholder's name at the record date.

         II. The Colorado Business Corporation Act and the Articles of Incorporation require that a quorum be present and a majority of the outstanding shares present vote in favor of the proposed Amendments to the Articles of Incorporation a) to change the name, b) to amend the stated purpose of the corporation, and (c) to amend the number of directors to allow up to nine directors, and d) a majority of the outstanding shares vote in favor the proposal in favor of reducing issued and outstanding shares through the pro rata reverse split of the issued and outstanding shares.

         III. Abstensions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the Annual Meeting. Holders of shares of Common Stock are not entitled to cumulative voting rights.

         IV. The favorable vote of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is necessary to elect the nominees for directors of the Company.


                         BOARD OF DIRECTORS AND OFFICERS

          The persons listed below are Officers and the members of the Board of Directors, except that Robert E. Clautice is a nominee for director and his election shall only be voted upon if approval of the increased number of directors is approved in the shareholders meeting.

                        DIRECTORS AND EXECUTIVE OFFICERS

         The directors and executive officers of the Company as of July 1, 1999 are as follows:

                                                                 Period of
                                                                 Service As
                                                                 An Officer Or
      Name                       Age         Position(s)         Director
---------------------------- -----------  ---------------------  ---------------
M. Coke Reeves                    80       President,            Inception to
                                           Treasurer, and        Date
                                           Director
M. Rose Reeves                    62       Secretary and         Since
                                           Director              September 1984
Reginald Troy Green               45       Director              Since April 20,
                                                                 1999
Robert E. Clautice                69       (Director nominee)    None

         The directors of the Company hold office until the next annual meeting of the shareholders and until their successors have been duly elected and qualified. The officers of the Company are elected at the annual meeting of the Board of Directors and hold office until their successors are chosen and qualified or until their death, resignation, or removal. The Company presently has no executive committee or audit committee.

         The principle occupations of each director and officer of the Company for at least the past five years are as follows:

         M. Coke Reeves has been employed on a full-time basis with the Company as its President and a director since inception in March 1980. Prior to that time, Mr. Reeves had been in the mining and home-building business as Reeves of Texas, Inc. from 1973 to 1980. He has mined tungsten in Nevada as Reeves Mining, Inc. He was involved in the operation of the Gold Bond Mine in Cripple Creek, Colorado through Reeves Minerals, Inc. from 1973 to 1980. He was president and a director and the sole shareholder of the foregoing companies, all of which were sold or discontinued by Mr. Reeves in 1980. He was the president and founder of Bentex Pharmaceutical Company from 1950 to 1971, which was subsequently sold to ICN Pharmaceuticals, Inc. He resigned as vice-president of ICN Pharmaceuticals in 1973. prior thereto, he was involved in various businesses associated with coal mining and marketing. Mr. Reeves received a B.A. degree from Westminster College, Fulton, Missouri in 1933.

         M. Rose Reeves has been Secretary and a director  of the  Company since
         1984.  Mrs. Reeves served  as  Secretary  of Reeves  of  Texas,   Inc.,

         Reeves of Texas, Inc., a company involved in the mining and home-building business from 1973 to 1980. From 1960 to 1970, she was employed by Bentex Pharmaceutical Company as a buyer and in charge of its direct mail department.

         Reginald T. Green has been co-owner and operator of Green's B&R Enterprises, a wholesale donut baker, since 1983. He has been an active investor in small capital and high tech ventures since 1987. He is a director of Kimbell deCar Corporation since November 1998 and is a Director of Dynadapt System, Inc. He was appointed as a Director of Colorado Gold & Silver, Inc. in April 1999.

         Robert E. Clautice, nominee for Board of Directors: has been an independent consultant from 1992 to present in computer related matters. Mr. Clautice has a B.S. in Physics (1961) from the University of Maryland and has studied for and completed the requirements of a Master of Science from the University of Colorado and anticipates graduation in the next quarter. Mr. Clautice has substantial programming and data recording experience. Mr. Clautice has been an adjunct professor at Red Rocks Community College and Arapahoe Community College from 1994 to present, teaching Computer Science and Programming classes.

         There is no family relationship between or among any of the officers and directors, except that M. Rose Reeves is the wife of M. Coke Reeves.

               REMUNERATION AND OTHER TRANSACTIONS WITH MANAGEMENT

         (a)  Cash Compensation.

         Compensation paid by the Company for all services provided during the fiscal year ended March 31, 1999, (1) to each of the Company's two most highly compensated executive officers whose cash compensation exceeded $60,000.00 and
(2) to all officers as a group is set forth below under directors. None.

         (b)  Compensation Pursuant to Plans.  None.

         (c)  Other Compensation.  None.

         (d)  Compensation of Directors.  None.

         Compensation paid by the Company for all services provided during the period ended March 31, 1999, (1) to each of the Company's directors whose cash compensation exceeded $60,000.00 and (2) to all directors as a group is set forth on the next page:



Name of Individual             Capacities
Number of Persons              in                      Cash                Stock
in Group                       Which Served         Compensation        Compensation
------------------             -------------        ------------        ------------
M. Coke Reeves                 President                   0                   0
                               & Director

M.R. Reeves                    Secretary                   0                   0
                               & Director

Reginald Troy Green            Director                    0                   0

Robert E. Clautice             (Director                   0                   0
                               appointee)
________________               ______________              0                   0

All directors as a group                                   0                   0
to March 31, 1999



              PROPOSED AMENDMENTS TO ARTICLES OF INCORPORATION AND
                       CHANGES IN CORPORATE CAPITALIZATION

                                   Proposal #1

                         I. CHANGE OF OUTSTANDING SHARES

                          PROPOSED REVERSE STOCK SPLIT

         The Board of Directors of the Company recommends a pro rata reverse split of the issued and outstanding shares of common stock and is asking stockholders to authorize a reverse split of the Company's issued and outstanding common shares, (pro-rata reduction in outstanding shares), such ratio to be one new common stock share for every 100 shares of common stock issued and outstanding in the hands of shareholders. No shareholder will be reduced to less than 10 shares of stock.

         The effective date of the reverse split shall be 20 days after date of shareholders meeting. The Board believes that such reverse split of the Company's capital shares will lend itself better to the Company's organization and capitalization and allow it to make capital placements.

         Management Discussion of the Proposal

General

         The Company proposes to effect a recapitalization through the adoption of the reverse stock split. If the reverse split is approved by the stockholders, each one hundred shares of common stock outstanding on the Effective Date will be converted automatically into one share of new common common stock, and the number of outstanding shares of common stock will be reduced from 100 million to 1,000,000 plus an estimated number of shares (9,000) to those shareholders whose shares are being rounded up to ten shares. To avoid the existence of fractional shares of new common stock, shareholders who would otherwise be entitled to receive fractional shares of new common stock shall receive whole shares rounded up to the whole share. No shareholder will be reversed to less than 10 shares. No cash payments will be made in lieu of shares or fractions. The effective date of the reverse stock split will be 10 days following the date of the meeting.

Background and Reasons for the Reverse Stock Split

On April 23, 1999, the Board of Directors adopted resolutions approving the reverse split, calling the meeting, and directing that the reverse split be placed on the agenda for the consideration of the stockholders of the meeting.

The Board of Directors believes that the recent per share price of the common stock has had a negative effect on the marketability of the existing shares, the amount and percentage of transaction costs paid by individual stockholders, and the potential ability of the Company to raise capital by issuing new shares. The Company believes there are several reasons for these effects, as summarized below.

Most brokerage houses do not permit lower-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Further, the Board of Directors believes that the current per share price of the common stock may limit the effective marketability of the common stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time consuming procedures that make the handling of lower priced stock economically unattractive. The brokerage commission on the purchase or sale of a lower priced stock may also represent a higher percentage of the price than the brokerage commission on a higher priced issue.

As a general rule, potential investors who might consider making investments in the Company stock will refuse to do so when the Company has such a large number of shares issued and outstanding with no equity. In other words, the "dilution" which new investors would suffer would discourage them from investing in the Company. A reduction in the total outstanding shares may, without any assurance, make the Company capitalization picture somewhat more attractive.

The Board of Directors is optimistic that the decrease in the number of share of common stock outstanding as a consequence of the proposed reverse stock split and the potential for a resulting increased price level will encourage greater interest in the common stock by the financial community and the investment public in conjunction with a new business focus.

         Management of the Company also believes that the proposed reverse split will make the Company better able to comply with NASDAQ's ever changing listing requirements by reducing the outstanding shares in the Company. The Company currently has 100 million shares outstanding with no net worth and no market capitalization. It is highly unlikely that even if the Company's assets made it otherwise NASDAQ eligible, that the trading price of shares of a 100 million share capitalized company would ever meet the NASDAQ trading price requirements even if a successful business were built or acquired. As a OTCBB stock, the Company is at a major disadvantage to NASDAQ or Exchange listed companies to raise capital, or expand, or acquire business if such were found.

         Current NASDAQ "Small Cap" listing requirements are:

         a)  Net Tangible Assets                              $  4,000,000
             ---

                      or

             Market Capitalization                            $ 50,000,000

                      or

             Net Income                                       $    750,000
             (in latest fiscal year or
             2 of last 3 fiscal years)

         b)  Public Float (shares)                               1,000,000

         c)  Market Value of Public                           $  5,000,000

         d)  Minimum Bid Price                                $          4.00

         e)  Market Makers (minimum)                                     3

         f)  Shareholders - (round lots)                               300

         g)  Market History                                          1 Year

         h)  Corporate Governance -
                  Standards                                           Yes

         At the current date, the Company would only meet the NASDAQ criterion of 300 shareholders and no other NASDAQ criteria.

         Once the reverse split has occurred, the Company will then be better structured to seek equity financing, because investors shy away from the very high dilution which would occur if an investment were made in the current structure.

                TABLE SHOWING EFFECT OF REVERSE SPLIT ONE FOR 100


Shares Pre-Reverse            Post Reverse shares
--------------------------    --------------------
100                                    10
200                                    10
300                                    10
400                                    10
500                                    10
600                                    10
700                                    10
800                                    10
900                                    10
1000                                   10
up to 1000 shares                      10

There can be no assurances, however, that any effect of the price of the stock will occur or that the market price of the Company's common stock immediately after implementation of the proposed reverse stock split will rise, and if it rises, no assurance that such rise can be maintained for any period of time, or that such market price will approximate two hundred times the market price before the proposed reverse stock split.

Dissenting stockholders have no appraisal rights under Colorado law or under the Company's Certificate and Bylaws in connection with the reverse stock split.

The Company's common stock is traded on the OTC Bulletin Board under the trading symbol CGSV. The following table sets forth the quarterly high and low closing sale prices per share for the common stock as reported by OTC BB for the Company's past two fiscal years.

Fiscal Quarter Ended                High                      Low
--------------------                ----                      ---
June 30, 1998                       .001                      .000
September 30, 1998                  .001                      .000
December 31, 1998                   .001                      .000
March 31, 1999                      .001                      .000

June 30, 1997                       .001                      .000
September 30, 1997                  .001                      .000
December 31, 1997                   .001                      .000
March 31, 1998                      .001                      .000

For the reasons stated above, the Board of Directors unanimously recommends that all stock holders vote FOR the approval of the reverse split.

The reverse stock split may be abandoned by the Board of Directors pursuant to the Colorado Business Corporation Act at any time before, during, or after the meeting giving effect to the reverse stock split, if for any reason, the Board of Directors deems it advisable to do so.

Effects of the Reverse Stock Split

         General Effects. If the Amendment is approved by the stockholders, the principal effect of the reverse stock split will be to decrease the number of outstanding shares from 100 million shares to approximately 1,000,000 shares, based on share information as of July 20, 1999, after adjustment for the provision not to reverse any shareholder to less than 10 shares. It will not change the number of authorized common shares.

         In order that the Company may avoid the expense and inconvenience of issuing and transferring fractional shares of new common stock, stockholders who would otherwise be entitled to receive a fractional share of new common stock shall receive shares rounded to the next whole share.

The reverse stock split may leave certain stockholders with one or more "odd-lots" of new common stock, i.e. stock in amounts of less than 100 shares. These odd-lots may be more difficult to sell or require greater transaction cost per share to sell, than shares in even multiples of 100.

The reverse stock split will not have the effect of taking the Company private, the Company will retain over 300 shareholders who hold more than 100 shares each.

Effect on Market for Common Stock. On July 14, 1999, the closing sale price of the common stock on OTCBB was $.08 per share. By decreasing the number of shares of common stock outstanding, without altering the aggregate economic interest in the Company represented by such shares, the Board of Directors believes that the trading price will be increased to a price more appropriate for an exchange listed security; however, there can be no assurance that this will occur. The new common stock will continue to be traded on OTCBB under a new symbol to be assigned by NASD Market Integrity, Inc.

Effect on Outstanding Options, Warrants, and Convertible Securities of the Company. As of July 20, 1999, the Company had no outstanding options and warrants to purchase shares of common stock.

Changes in Stockholders' Equity. The Company's stated capital, which consists of the par value per share of common stock multiplied by the number of shares of common stock issued, will not be affected because the stock has no par value.


                   II.AMENDMENTS TO ARTICLES OF INCORPORATION
                                   Proposal #2


         Corporate Name. The Board is asking shareholders to authorize a name change of the corporation to a name to be determined by the Board and to approve an amendment to the Articles of Incorporation therefore.

                                   Proposal #3

         Stated Purpose. To amend the stated purpose of the corporation to: The corporation shall be authorized to engage in any lawful business in the State of Colorado and in the United States of America.

                                   Proposal #4

         Number of Directors. To amend the Articles regarding number of directors to: The number of directors of the corporation shall be not less than three nor more than nine, and the number shall be determined by the Board of Directors from time to time by amendment to the Bylaws of the corporation.

         Management recommends the amendments to the Articles of Incorporation be approved and recommends a vote "for" Proposals #2, #3, and #4.


              BACKGROUND AND REASONS FOR AMENDMENTS TO ARTICLES OF INCORPORATION REGARDING CORPORATE PURPOSE AND NUMBER OF DIRECTORS

         The Company was originally incorporated in 1983. Since that time, the Colorado Business Corporation Act has been substantially modified to allow more modern corporate governance provisions in Articles of Incorporation for corporations. Such provisions typically allow a corporate purpose of any business lawful to be transacted in the state. Further, the current Colorado Business Corporation Act allows the number of directors of the corporation to be set by the Board through amendments to the Bylaws.

         The Company has requested that the shareholders approve amendments to the Articles of Incorporation to allow:

         a.      name change to be determined by the Board of Directors,

         b. the business purpose of the corporation to engage in any lawful business, and

         c. to amend the Articles to allow not less than three directors, nor more than nine directors, the number of directors to be determined by the Board from time to time by amendment to the Bylaws of the Corporation.

         The Company believes these changes to be in the best interest of the shareholders, because the expanded business purpose of the Company will allow it to seek other business opportunities outside of minerals and mining, which have suffered a prolonged financial recession. Further, the allowance of an expanded Board of Directors will provide the Company with the ability to bring in additional directors who may have business experience and contacts which could be helpful to the Company in its efforts to acquire or build a business in a different business area than mining.

     Shareholders should be advised the Board of Directors may make decisions about acquisitions and stock issuances for assets, upon which the shareholders will not have any right to vote. Under the Colorado Business Corporation Act, in the event of a merger or a share exchange with shareholders of another corporation which results in issuance of voting shares totaling 20% or more of the shares outstanding prior to the merger or share exchange, the shareholders of Colorado Gold & Silver, Inc. would have the right to vote on the merger or share exchange.

         The Board will be granted authority to change the name of the Company so that it no longer suggest minerals business at the Board's discretion.


                                Proposal Number 5

                      Nomination and Election of Directors

         The Company's Bylaws currently provide for the number of directors of the Company to be established by resolution of the Board of Directors. By shareholders resolution, the shareholders authorized an increase in the size of the Board, and the Board has nominated four (4) persons. At this Annual Meeting, a Board of four (4) directors will be elected. Except as set forth below, unless otherwise instructed, the proxy holders will vote the proxies received by them for Management's nominees named below. All the nominees, except Robert Clautice, are presently directors of the Company. In the event that any Management nominee shall become available, or if other persons are nominated, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any nominee will be unavailable. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

         The proxies solicited hereby cannot be voted for a number of persons greater than the number of nominees named below. The Certificate of Incorporation of the Company does not permit cumulative voting. A plurality of the votes of the holders of the outstanding shares of Common Stock represented at a meeting at which a quorum is presented may elect directors.

         THE DIRECTORS NOMINATED BY MANAGEMENT ARE:

         M. Coke Reeves
         Reginald T. Green
         M.R. (Rose) Reeves
         Robert E. Clautice

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" MANAGEMENT'S NOMINEES.

         The business experience of each director nominee is discussed on page 7 of this Proxy Statement.


                                 ANNUAL REPORTS

         The Company's Annual Report on Form 10-KSB for the year ended March 31, 1998 (the "Form 10-KSB") is being furnished simultaneously herewith. The Form 10-KSB is not considered a part of this Proxy Statement.

         The Company will also furnish to any stockholder of the Company a copy of any exhibit to the Form 10-KSB as listed thereon, upon request and upon payment of the Company's reasonable expenses of furnishing such exhibit. Requests should be directed to Rose Reeves, Secretary, at 10200 W. 44th Avenue, Suite 400, Wheat Ridge, CO 80033.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS


The Company has engaged Michael B. Johnson & Co. as independent certified public accountants Company for fiscal year 1999. Michael B. Johnson & Co. has served independent accountant for the Company since fiscal year 1993. A representative of Michael B. Johnson & Co . is expected to be present at the Meeting and will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.


                              SHAREHOLDER PROPOSALS

         Shareholders are entitled to submit proposals on matter appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission. Should a shareholder intend to present a proposal at next year's annual meeting, it must be received by the secretary of the Company at 10200 W. 44th Ave. #400, Wheat Ridge, CO 80033, not later than 30 days prior to fiscal year end (or February 28), in order to be included in the Company's proxy statement and form of proxy relating to that meeting. It is anticipated that the next annual meeting will be held in July, 2000.

Dated: July 20, 1999
                                           By Order of the Board of Directors


                                               /s/ M. Coke Reeves
                                           By: ---------------------------------
                                                 M. Coke Reeves, President

                          Colorado Gold & Silver, Inc.
                  Proxy Card for Annual Meeting of Shareholders

            Attention Shareholder: Please Mark Your Vote Clearly for
                    Each Proposal and Each Director/Nominee.


     The undersigned shareholder of Colorado Gold & Silver, Inc., a Colorado corporation, hereby appoints Reginald T. Green of Golden, Colorado, my proxy to attend and represent me at the special meeting of the shareholders of the corporation to be held on August 3, 1999, and at any adjournment thereof, and to vote in favor of the following matters or resolutions:


                                                                               FOR                  AGAINST
Proposal # 1:     To authorize the reverse split (pro-rata
                  reduction of outstanding shares) of the
                  issued and outstanding common shares
                  of the Company, at the ratio of one new
                  share of common stock for 100 each
                  shares of common stock now issued and
                  outstanding and to amend the Articles of
                  Incorporation to reflect the reverse split.
                  No shareholder will be reduced below ten
                  shares of common stock.

Proposal #2: To authorize the Directors to amend the Articles of Incorporation to change the name of the Company to a name to be determined in the discretion of the Board of Directors.

Proposal #3: To authorize the Directors to amend the Articles of Incorporation to amend the stated purpose of the corporation to: The corporation shall be authorized to engage in any lawful business in the State of Colorado and in the United
                  States of America.

Proposal #4:      To  authorize   the   Directors  to   amend  the  Articles  of
                  Incorporation regarding number of directors to:  The number of directors of the corporation shall be  not less than three nor more than  nine,  and the  number shall  be determined  by the
                  Board  of Directors  from time  to  time by  amendment to  the
                  Bylaws of the corporation.


                              Nominees for Director

                            (Vote for all directors.)


                                              FOR                     AGAINST
M. Coke Reeves                             (        )                (        )
Reginald T. Green                          (        )                (        )
M.R. (Rose) Reeves                         (        )                (        )
Robert E. Clautice                         (        )                (        )

Shares owned: _________________.

Dated this _________ day of __________, 1999.




                                       ----------------------------------------
                                       Shareholder (Sign exactly as name appears on Certificate for share.)

Please mail this Proxy Card, immediately after marking, back to the Company so that it arrives before the meeting.








                          Colorado Gold & Silver, Inc.
                       c/o 10200 W. 44th Avenue, Suite 400
                              Wheat Ridge, CO 80033